EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-46559, 33-46561, 33-46563, 33-46573, 33-68806, 33-68808, 33-62631
and 33-62633 of Elcotel, Inc. and subsidiaries on Forms S-8, of our report dated June 24, 1998, appearing in the Annual Report on Form 10-K of Elcotel, Inc. and subsidiaries for the year ended March 31, 1998.




/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP
Tampa, Florida

June 29, 1998